UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2007

Symmetry Holdings Inc.
(Exact name of registrant as specified in charter)

Delaware	9995	20-4790836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28 West 44th Street, 16th Floor New York, NY 10036 (T) 646-429-1505 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Commencing on July 16, 2007, Symmetry Holdings Inc. (“Symmetry”) intends to hold presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Symmetry securities, regarding its proposed acquisition of Novamerican Steel Inc. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 may be distributed to participants.

Symmetry and its directors and executive officers may be deemed to be participants in the solicitation of proxies for a special meeting of Symmetry stockholders at which Symmetry stockholders will be asked to approve the proposed acquisition.

Symmetry stockholders and other interested persons are advised to review Symmetry’s preliminary proxy statement and, when available, Symmetry’s definitive proxy statement in connection with Symmetry’s solicitation of proxies for the special meeting at which Symmetry stockholders will be asked to approve the proposed acquisition because these proxy statements contain important information. Such persons can also read Symmetry’s final prospectus, dated March 7, 2007, as well as its periodic reports, for more information about Symmetry, its officers and directors, and their interests in the successful consummation of the proposed acquisition. The definitive proxy statement will be sent to Symmetry stockholders as of a record date to be established for voting at the special meeting. Symmetry stockholders will also be able to obtain a copy of the definitive proxy statement, and are also able to obtain a copy of the final prospectus and other periodic reports, filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibit:

Exhibit	Description
99.1	Slide show presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY HOLDINGS INC.

Date: July 16, 2007	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Slide show presentation